Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE
December 21, 2007

NATHANIEL ENERGY CORPORATION
CHANGES NAME TO VISTA INTERNATIONAL TECHNOLOGIES, INC.

DENVER, CO - December 21, 2007 - (PRNEWSWIRE) - Following the Board of Directors approval on October 19, 2007, the management of Nathaniel Energy Corporation (NECX) has completed, after an involuntary period of delay, the procedures necessary to change the corporate name to Vista International Technologies, Inc. The Company has filed the necessary changes to the Articles of Incorporation with the State of Delaware to effectuate this change officially on November 13, 2007. In addition, a new stock symbol has been registered with the Securities and Exchange Commission and NASDAQ - OTC. The Company will trade on the NASDAQ - OTC exchange under the symbol VVIT, effective December 21, 2007. This name change further reflects the Company’s new direction that will encompass a broader range of renewable energy technologies, as well as the close ties with its major shareholder, Vista International, Inc.

Statements in this press release other than historical facts are "forward-looking" statements within the meaning of section 27A of the Securities Act of 1933, section 21E of the Securities Exchange Act of 1934. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results. Future operating results of the Company are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements. Readers are advised to review the “forward looking statements” included in our reports which are filed with the Securities and Exchange Commission.

“We are reducing the carbon footprint, one step at a time”

Contact info:

Barry Kemble, CEO
Timothy Peach, CFO
Vista International Technologies Inc.
8001 InterPort Blvd. Suite 260
Englewood, CO 80112
Phone: 303-690-8300
info@nathanielenergy.com
www.nathanielenergy.com
www.viti.us.com